Exhibit 99.1

BABCOCK & WILCOX ENTERPRISES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATION

	For year ended December 31, 2024		For quarter ended March 31, 2025
	Company Historical	Divestiture Group	Company Historical	Divestiture Group
(in thousands, except per share amounts)	as Reported	Pro Forma	as Reported	Pro Forma
Revenues	$717,333	$98,238	$181,194	$25,389
Costs and expenses:
Cost of operations	540,308	69,456	141,133	17,653
Selling, general and administrative expenses	141,476	14,681	32,727	3,711
Restructuring activities	1,296	-	-	-
Research and development costs	5,794	583	526	168
Impairment of goodwill and long-lived assets	3,729	-	950	-
(Gain) loss on asset disposals, net	(354)	-	8	-
Total costs and expenses	692,249	84,719	175,344	21,532
Operating income (loss)	25,084	13,518	5,850	3,857
Other (expense) income:
Interest expense	(46,146)	(1)	(11,163)	(121)
Interest income	814	164	228	13
Loss on debt extinguishment	(7,267)	-	-	-
Benefit plans, net	(31,937)	-	(753)	-
Foreign exchange	(109)	(116)	261	636
Other expense, net	(1,229)	(556)	136	32
Total other expense	(85,874)	(510)	(11,291)	560
Loss from continuing operations before income tax expense	(60,790)	13,008	(5,441)	4,417
Income tax expense	12,172	(962)	2,322	371
Loss from continuing operations	(72,962)	13,970	(7,763)	4,045
Income (loss) from discontinued operations, net of tax	13,183	-	(14,226)	-
Net loss	(59,779)	13,970	(21,989)	4,045
Net (loss) income attributable to non-controlling interest	(136)	(136)	(18)	(18)
Net loss attributable to stockholders	(59,915)	13,834	(22,007)	4,028
Less: Dividends on Series A preferred stock	14,859	-	3,715	-
Net loss attributable to stockholders of common stock	$(74,774)	$13,834	$(25,722)	$4,028

Basic and diluted loss per share
Continuing operations	$(0.96)		$(0.11)
Discontinued operations	0.14		(0.15)
Basic and diluted loss per share	$(0.82)		$(0.26)

BABCOCK & WILCOX ENTERPRISES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2024		As of March 31, 2025
Consolidated Balance Sheets	Company Historical	Divestiture Group	Company Historical	Divestiture Group
(in thousands, except per share amount)	as Reported	Pro Forma	as Reported	Pro Forma
Cash and cash equivalents	$23,399	$-	$21,628	$-
Current restricted cash	94,167	-	84,990	-
Accounts receivable – trade, net	112,677	18,168	128,255	21,244
Contracts in progress	82,403	3,011	65,646	1,681
Inventories, net	108,899	44,087	111,485	47,664
Other current assets	25,096	1,519	28,544	2,267
Current assets held for sale	43,554	-	42,330	-
Total current assets	490,195	66,786	482,878	72,856
Net property, plant and equipment, and finance leases	69,593	8,672	71,171	8,679
Goodwill	82,138	30,727	82,495	30,851
Intangible assets, net	19,051	352	18,418	346
Right-of-use assets	32,789	15,887	31,817	15,750
Long-term restricted cash	10,042	-	10,138	-
Deferred tax assets	41	-	100	-
Other assets	23,148	6,612	22,696	6,800
Total assets	726,997	129,036	719,713	135,281

Accounts payable	101,025	8,958	119,097	9,856
Accrued employee benefits	4,859	1,029	4,688	970
Advance billings on contracts	58,478	664	53,636	297
Accrued warranty expense	3,446	699	3,395	727
Financing lease liabilities	1,644	-	1,705	-
Operating lease liabilities	3,550	346	3,281	361
Other accrued liabilities	35,958	7,264	40,617	8,538
Current senior notes	-	-	108,358	-
Current borrowings	125,137	-	124,168	-
Current liabilities held for sale	54,396	-	52,269	-
Total current liabilities	388,493	18,959	511,214	20,749
Senior notes, net of current portion	340,227	-	232,525	-
Borrowings, net of current portion	8,556	-	8,529	-
Pension and other postretirement benefit liabilities	192,665	-	189,516	-
Finance lease liabilities, net of current portion	28,501	-	28,055	-
Operating lease liabilities, net of current portion	30,315	16,514	29,522	16,419
Deferred tax liability	11,028	1,229	12,231	1,786
Other noncurrent liabilities	10,374	378	10,637	391
Total liabilities	1,010,159	37,080	1,022,229	39,345
Stockholders' deficit:
Preferred stock, par value $0.01 per share, authorized shares of 20,000; issued and outstanding shares of 7,669 at both December 31, 2024 and 2023	77	-	77	-
Common stock, par value $0.01 per share, authorized shares of 500,000; issued and outstanding shares of 95,138 and 89,449 at December 31, 2024 and 2023, respectively	5,208	-	5,240	-
Capital in excess of par value	1,558,828	-	1,564,743	-
Treasury stock at cost, 2,379 and 2,139 shares at December 31, 2024 and 2023, respectively	(115,500)	-	(115,500)	-
Accumulated (deficit) earnings	(1,645,716)	110,298	(1,671,438)	112,246
Accumulated other comprehensive (loss) income	(86,660)	(18,928)	(86,133)	(16,798)
Stockholders' deficit attributable to shareholders	(283,763)	91,371	(303,011)	95,448
Non-controlling interest	591	585	495	488
Total stockholders' deficit	(283,172)	91,956	(302,516)	95,936
Total liabilities and stockholders' deficit	$726,987	$129,036	$719,713	$135,281